As filed with the U.S. Securities and Exchange Commission on September 26, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Exceptionalism Acquisition Corp. A

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1871331
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

506 Santa Cruz Ave., Suite 300

Menlo Park, CA 94025

Telephone: (650) 521-9007

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chamath Palihapitiya

Chairman

c/o American Exceptionalism Acquisition Corp. A

506 Santa Cruz Ave., Suite 300

Menlo Park, CA 94025

Telephone: (650) 521-9007

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raaj S. Narayan, Esq. Steven R. Green, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000	Derek J. Dostal, Esq. Pedro J. Bermeo, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (Registration No. 333-289701)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement on Form S-1 (this “Registration Statement”) is being filed with respect to the registration of 5,750,000 additional Class A ordinary shares, par value $0.0001 per share, of American Exceptionalism Acquisition Corp. A, a Cayman Islands exempted company (the “registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the registration statement on Form S-1, as amended (File No. 333-289701) (the “Prior Registration Statement”), initially filed by the registrant on August 18, 2025 and declared effective by the Securities and Exchange Commission (the “Commission”) on September 25, 2025. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth in Exhibit 107 filed herewith by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of September 26, 2025), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than September 26, 2025.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)

Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit	Description

5.1	Opinion of Maples and Calder (Hong Kong) LLP.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on the 26th day of September, 2025.

AMERICAN EXCEPTIONALISM ACQUISITION CORP. A

By:	/s/ Steven Trieu
Name:	Steven Trieu
Title:	Chief Executive Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of American Exceptionalism Acquisition Corp. A, in the City of Menlo Park, State of California, on the 26th day of September, 2025.

AMERICAN EXCEPTIONALISM ACQUISITION CORP. A

By:	/s/ Steven Trieu
Name:	Steven Trieu
Title:	Chief Executive Officer

POWER OF ATTORNEY

NOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Steven Trieu and Jeffrey Vignos his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Chamath Palihapitiya Chamath Palihapitiya	Chairman of the Board of Directors	September 26, 2025

/s/ Steven Trieu Steven Trieu	Chief Executive Officer (Principal Executive Officer)	September 26, 2025

/s/ Jeffrey Vignos Jeffrey Vignos	Chief Financial Officer (Principal Financial and Accounting Officer)	September 26, 2025

/s/ Jas Athwal Jas Athwal	Director	September 26, 2025

/s/ Kevin Conroy Kevin Conroy	Director	September 26, 2025

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